Exhibit 99.1

Contact:	Dan Foley — Investors	Alberto Lopez — Media

	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.

	(702) 407-6370	(702) 407-6344

Release #HET 06-0654

Harrah’s Operating Company Announces Results of Debt Tender Offers for 7.50%
Senior Notes due 2009 and 8.00% Senior Notes due 2011

LAS VEGAS —  June 9, 2006 — Harrah’s Operating Company, Inc. (the “Company”), a wholly-owned subsidiary of Harrah’s Entertainment, Inc. (NYSE:HET), today announced the results of its tender offers (the “Offers”) for its 7.50% Senior Notes due January 15, 2009 (the “2009 Notes”) and 8.00% Senior Notes due February 1, 2011 (the “2011 Notes” and, together with the 2009 Notes, the “Notes”). The Offers commenced on May 30, 2006, and expired yesterday at 5:00 p.m. ET (the “Expiration Date”).

As of the Expiration Date, $363.71 million of the 2009 Notes and $427.98 million of the 2011 Notes had been validly tendered and accepted for payment pursuant to the Offers. Settlement is expected to be June 9, 2006.

After the completion of the Offers, $136.29 million of the 2009 Notes and $72.02 million of the 2011 Notes will remain outstanding.

Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. acted as Dealer Managers for the Offers. The Information Agent and the Depositary was Global Bondholder Services Corporation.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment through operating subsidiaries. Since its beginning in Reno, Nevada 68 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s is available at its Web site — www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):  the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-effectively integrate Caesars into our operations; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

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